Exhibit 5.1

[Letterhead of Haynes and Boone, LLP]

December 17, 2013

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700, LB 82

Dallas, TX 75251

Re:	EXCO Resources, Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3ASR, as may be amended from time to time (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on December 17, 2013. The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to holders of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with the distribution by the Company to such holders of transferable subscription rights (the “Rights”) entitling the holders thereof to purchase additional shares of Common Stock (collectively, the “Rights Offering”). The Registration Statement relates to the Rights and the shares of underlying Common Stock (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinions expressed herein are limited to the laws of the State of Texas as currently in effect (“Texas Law”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of: (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Third Amended and Restated Articles of Incorporation and any amendments thereto to date certified by the Secretary of State of the State of Texas (the “Articles of Incorporation”); (iii) the Company’s Second Amended and Restated Bylaws and any amendments thereto to date certified by an officer of the Company (the “Bylaws”); (iv) a specimen stock certificate for the Common Stock; (v) the Company’s form of subscription rights certificate, which will be used by the Company to evidence the Rights; (vi) the minutes and records of the corporate proceedings of the Company with respect to, among other matters, the distribution of the Rights; (vii) a certificate executed by an officer of the Company, dated as of the date hereof; and (viii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

EXCO Resources, Inc.

December 17, 2013

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials without independent check or verification of their accuracy. Finally, we have assumed that any certificates representing the shares of Common Stock, when issued, will comply with Texas Law, the Articles of Incorporation and the Bylaws.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

1.	The Rights when issued in accordance with the terms of the Rights Offering, will be valid and binding obligations of the Company.

2.	The Shares, when issued and delivered in accordance with the terms of the Rights Offering against payment of the consideration for the Shares upon exercise of the Rights as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

The opinions set forth above are also subject to the following qualifications and exceptions.

1.	The above opinions are subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application that affects creditors’ rights, (ii) the provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.	The above opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

EXCO Resources, Inc.

December 17, 2013

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP